Exhibit 99.1

●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●● Transocean Ltd. Investor Relations and Corporate Communications

●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●

Analyst Contacts:	Thad Vayda	News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:	Chris Kettmann	FOR RELEASE: August 6, 2014
+1 713-232-7647

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2014 RESULTS

•                  Revenues were $2.328 billion, compared with $2.339 billion in the first quarter of 2014;

•                  Operating and maintenance expenses were $1.213 billion, down from $1.269 billion in the prior quarter;

•                  Net income attributable to controlling interest was $587 million versus $456 million in the first quarter of 2014, which included $64 million of net unfavorable items;

•                  The Annual Effective Tax Rate(1) was 12.6 percent, down from 15.1 percent sequentially;

•                  Net income attributable to controlling interest and adjusted earnings from continuing operations, were each $587 million, or $1.61 per diluted share;

•                  Cash flows from operating activities were $636 million, compared with $136 million in the first quarter of 2014;

•                  Fleet revenue efficiency(2) was 95.0 percent, compared with 95.7 percent in the first quarter of 2014. Revenue efficiency on ultra-deepwater rigs was 94.0 percent, compared with 96.4 percent in the prior quarter;

•                  Fleet utilization(3) was 78 percent, unchanged sequentially; and

•                  Contract backlog was $25.0 billion as of the July 16, 2014 Fleet Status Report. Since this report, additional contracts totaling $78 million were secured.

ZUG, SWITZERLAND—August 6, 2014—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported net income attributable to controlling interest for the three months ended June 30, 2014 of $587 million, or $1.61 per diluted share.  After consideration of several non-material and offsetting items, second quarter 2014 adjusted earnings from continuing operations were also $587 million, or $1.61 per diluted share.

For the three months ended June 30, 2013 the company reported net income attributable to controlling interest of $307 million, $0.84 per diluted share, which included net unfavorable items of

$87 million, or $0.24 per diluted share. After consideration of these net unfavorable items, second quarter 2013 adjusted earnings from continuing operations were $394 million, or $1.08 per diluted share.  A reconciliation of the non-GAAP adjusted net income and diluted earnings per share is included in the accompanying schedules.

Revenues for the three months ended June 30, 2014 were $2.328 billion, compared with revenues of $2.339 billion during the quarter ended March 31, 2014. Revenue efficiency for Transocean’s entire fleet was 95.0 percent in the second quarter, compared with 95.7 percent in the first quarter of 2014. Ultra-deepwater revenue efficiency was 94.0 percent, compared with 96.4 percent in the prior quarter. Fleet utilization was 78 percent, unchanged from the prior quarter.

Operating and maintenance expenses decreased $56 million sequentially to $1.213 billion. The decrease was due primarily to lower shipyard expenses.

General and administrative expenses increased $6 million to $63 million. The increase was due mainly to project-related legal and professional fees, and severance costs associated with the company’s organizational efficiency initiative.

Transocean’s second quarter Effective Tax Rate(4) decreased to 10.7 percent from 14.4 percent in the first quarter of 2014.  The decrease was the result of idle time on certain rigs in high-tax jurisdictions and the movement of rigs between jurisdictions. Transocean’s Annual Effective Tax Rate for the second quarter of 2014 was 12.6 percent versus 15.1 percent for the prior quarter.

Interest expense, net of amounts capitalized, was $112 million in the second quarter of 2014, compared with $126 million in the prior quarter. Capitalized interest was $42 million, a sequential increase of approximately $8 million. Interest income was $15 million, compared with $10 million in the first quarter of 2014.

Cash flows from operating activities increased $500 million sequentially to $636 million.  The increase was due primarily to the first quarter 2014 payment of $472 million associated with the January 2013 agreement with the U.S. Department of Justice.

Capital expenditures decreased $780 million from the first quarter of 2014 to $351 million.  The decrease relates to the timing of payments associated with the company’s newbuild program.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements which could be made include, but are not limited to, changes in tax estimates. These include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s web site at www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. EDT, 4:00 p.m. CEST, on Thursday, August 7, 2014.  To participate, dial +1 913-312-1427 and refer to confirmation code 3500262 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed at Transocean’s website, www.deepwater.com, by selecting “Investor Relations/Overview.” Supplemental materials that may be referenced during the conference call have been posted to Transocean’s website and can be found by selecting “Investor Relations/Financial Reports.”

A telephonic replay of the conference call will be available after 1:00 p.m. EDT, 7:00 p.m. CEST, on August 7, 2014, and can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 3500262.  Also, a replay will be available by visiting the aforementioned website address. The archived call will be available for approximately 30 days.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 78 mobile offshore drilling units consisting of 47 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 21 midwater floaters and 10 high-specification jackups. In addition, the company has eight ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the website www.deepwater.com.

Notes

(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.

Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.   See the accompanying schedule entitled “Revenue Efficiency.”

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.  See the accompanying schedule entitled “Utilization.”

(4) Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Operating revenues
Contract drilling revenues	$2,278	$2,321	$4,570	$4,466
Other revenues	50	43	97	82
	2,328	2,364	4,667	4,548
Costs and expenses
Operating and maintenance	1,213	1,357	2,482	2,716
Depreciation	288	286	561	561
General and administrative	63	77	120	144
	1,564	1,720	3,163	3,421
Loss on impairment	—	(37)	(65)	(37)
Gain (loss) on disposal of assets, net	1	(2)	(2)	(9)
Operating income	765	605	1,437	1,081

Other income (expense), net
Interest income	15	11	25	28
Interest expense, net of amounts capitalized	(112)	(146)	(238)	(303)
Other, net	8	(16)	6	(17)
	(89)	(151)	(207)	(292)
Income from continuing operations before income tax expense	676	454	1,230	789
Income tax expense	72	132	152	151
Income from continuing operations	604	322	1,078	638
Loss from discontinued operations, net of tax	(7)	(11)	(15)	(14)

Net income	597	311	1,063	624
Net income (loss) attributable to noncontrolling interest	10	4	20	(4)
Net income attributable to controlling interest	$587	$307	$1,043	$628

Earnings (loss) per share-basic
Earnings from continuing operations	$1.63	$0.87	$2.90	$1.77
Loss from discontinued operations	(0.02)	(0.03)	(0.04)	(0.04)
Earnings per share	$1.61	$0.84	$2.86	$1.73

Earnings (loss) per share-diluted
Earnings from continuing operations	$1.63	$0.87	$2.90	$1.77
Loss from discontinued operations	(0.02)	(0.03)	(0.04)	(0.04)
Earnings per share	$1.61	$0.84	$2.86	$1.73

Weighted-average shares outstanding
Basic	362	360	362	360
Diluted	362	360	362	360

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	June 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$2,117	$3,243
Accounts receivable, net of allowance for doubtful accounts of $14 at June 30, 2014 and December 31, 2013	2,214	2,162
Materials and supplies, net of allowance for obsolescence of $91 and $80 at June 30, 2014 and December 31, 2013, respectively	818	737
Assets held for sale	150	148
Deferred income taxes, net	162	151
Other current assets	299	331
Total current assets	5,760	6,772

Property and equipment	30,550	29,518
Less accumulated depreciation	(8,169)	(7,811)
Property and equipment, net	22,381	21,707
Goodwill	2,987	2,987
Other assets	939	1,080
Total assets	$32,067	$32,546

Liabilities and equity
Accounts payable	$764	$1,106
Accrued income taxes	83	53
Debt due within one year	159	323
Other current liabilities	2,391	2,072
Total current liabilities	3,397	3,554

Long-term debt	10,298	10,379
Deferred income taxes, net	357	374
Other long-term liabilities	1,236	1,554
Total long-term liabilities	11,891	12,307

Commitments and contingencies
Redeemable noncontrolling interest	4	—

Shares, CHF 15.00 par value, 396,260,487 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 362,144,405 outstanding at June 30, 2014 and 373,830,649 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 360,764,100 outstanding at December 31, 2013	5,167	5,147
Additional paid-in capital	5,720	6,784
Treasury shares, at cost, 2,863,267 held at June 30, 2014 and December 31, 2013	(240)	(240)
Retained earnings	6,305	5,262
Accumulated other comprehensive loss	(188)	(262)
Total controlling interest shareholders’ equity	16,764	16,691
Noncontrolling interest	11	(6)
Total equity	16,775	16,685
Total liabilities and equity	$32,067	$32,546

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Cash flows from operating activities
Net income	$597	$311	$1,063	$624
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(4)	(7)	(8)	(16)
Depreciation	288	286	561	561
Share-based compensation expense	23	28	51	49
Loss on impairment	—	37	65	37
(Gain) loss on disposal of assets, net	(1)	2	2	9
(Gain) loss on disposal of assets in discontinued operations, net	—	(3)	10	(18)
Deferred income taxes	(25)	(8)	(40)	(36)
Other, net	5	35	17	50
Changes in deferred revenue, net	96	(29)	70	(35)
Changes in deferred costs, net	(18)	(9)	20	8
Changes in operating assets and liabilities	(325)	(227)	(1,039)	(711)
Net cash provided by operating activities	636	416	772	522

Cash flows from investing activities
Capital expenditures	(351)	(352)	(1,482)	(840)
Proceeds from disposal of assets, net	10	3	101	4
Proceeds from disposal of assets in discontinued operations, net	22	—	36	63
Proceeds from repayment of notes receivable	98	3	101	11
Proceeds from sale of preference shares	—	185	—	185
Other, net	—	—	(15)	1
Net cash used in investing activities	(221)	(161)	(1,259)	(576)

Cash flows from financing activities
Repayments of debt	(6)	(406)	(243)	(1,596)
Proceeds from restricted cash investments	—	78	107	206
Deposits to restricted cash investments	—	(45)	(20)	(104)
Distribution of qualifying additional paid-in capital	(272)	(202)	(474)	(202)
Other, net	(7)	(12)	(9)	(27)
Net cash used in financing activities	(285)	(587)	(639)	(1,723)

Net increase (decrease) in cash and cash equivalents	130	(332)	(1,126)	(1,777)
Cash and cash equivalents at beginning of period	1,987	3,689	3,243	5,134
Cash and cash equivalents at end of period	$2,117	$3,357	$2,117	$3,357

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Six months ended June 30,
	June 30, 2014	March 31, 2014	June 30, 2013	2014	2013
Contract drilling revenues
High-Specification Floaters:
Ultra-Deepwater Floaters:	$1,167	$1,197	$1,201	$2,363	$2,248
Deepwater Floaters	252	259	289	511	543
Harsh Environment Floaters	254	286	285	540	567
Total High-Specification Floaters	1,673	1,742	1,775	3,414	3,358
Midwater Floaters	441	411	381	853	810
High-Specification Jackups	160	135	158	295	282
Contract intangible revenue	4	4	7	8	16
Total contract drilling revenues	2,278	2,292	2,321	4,570	4,466

Other revenues
Client reimbursable revenues	43	44	41	87	80
Integrated services and other	7	3	2	10	2
Total other revenues	50	47	43	97	82
Total revenues	2,328	2,339	2,364	4,667	4,548

	Average Daily Revenue (1)
	Three months ended			Six months ended June 30,
	June 30, 2014	March 31, 2014	June 30, 2013	2014	2013
High-Specification Floaters:
Ultra-Deepwater Floaters	$538,700	$547,000	$507,600	$542,900	$483,100
Deepwater Floaters	371,100	392,000	351,800	381,400	340,000
Harsh Environment Floaters	452,000	454,700	447,500	453,400	450,900
Total High-Specification Floaters	491,000	500,900	464,200	496,000	447,300
Midwater Floaters	363,100	334,500	301,100	348,700	296,000
High-Specification Jackups	173,400	162,000	164,900	168,000	164,000
Total	$410,000	413,100	$382,800	$411,500	$372,100

(1)         Average daily revenue is defined as contract drilling revenues earned per operating day.  An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Six months ended June 30,
	June 30, 2014	March 31, 2014	June 30, 2013	2014	2013
High-Specification Floaters:
Ultra-Deepwater Floaters	88%	90%	96%	89%	95%
Deepwater Floaters	62%	61%	64%	62%	63%
Harsh Environment Floaters	88%	100%	100%	94%	99%
Total High-Specification Floaters	81%	84%	88%	83%	86%
Midwater Floaters	64%	62%	56%	63%	61%
High-Specification Jackups	95%	84%	100%	89%	96%
Total Drilling Fleet	78%	78%	80%	78%	80%

(2)         Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

Revenue Efficiency(3)

Trailing Five Quarters and Historical Data

	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013	FY 2013	FY 2012
Ultra-Deepwater	94.0%	96.4%	90.0%	92.5%	91.1%	89.4%	93.2%
Deepwater	94.5%	100.5%	95.0%	91.1%	91.8%	91.0%	91.4%
Harsh Environment Floaters	95.7%	96.3%	92.1%	99.9%	98.3%	96.9%	97.1%
Midwater Floaters	97.0%	91.1%	92.3%	95.3%	94.5%	93.5%	90.9%
High-Specification Jackups	97.3%	94.5%	97.2%	98.9%	98.6%	97.8%	95.0%
Total	95.0%	95.7%	91.7%	94.0%	93.1%	91.7%	93.0%

(3)         Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In US$ millions)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Income from continuing operations before income taxes	$676	$554	$454	$1,230	$789
Add back (subtract):
Litigation matters	—	3	—	3	74
One-time termination benefits	4	1	10	5	10
Loss on impairment of goodwill and other assets	—	65	37	65	37
Gain on disposal of other assets, net	(1)	—	—	(1)	—
Loss on financial instruments	—	—	19	—	19
Loss on retirement of debt	4	1	1	5	2
Adjusted income from continuing operations before income taxes	683	624	521	1,307	931

Income tax expense from continuing operations	72	80	132	152	151
Add back (subtract):
Litigation matters	—	1	—	1	26
One-time termination benefits	—	—	3	—	3
Changes in estimates (1)	14	13	(11)	27	22
Adjusted income tax expense from continuing operations (2)	$86	$94	$124	$180	$202

Effective Tax Rate (3)	10.7%	14.4%	29.1%	12.4%	19.1

Annual Effective Tax Rate (4)	12.6%	15.1%	23.8%	13.8%	21.7

(1)         Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2)         The three months and six months ended June 30, 2014 includes $(7) million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3)         Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.

(4)         Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in US$ millions, except per share data)

	YTD	QTD	QTD
	06/30/14	06/30/14	03/31/14
Adjusted Net Income
Net income attributable to controlling interest, as reported	$1,043	$587	$456
Add back (subtract):
Litigation matters	2	—	2
One-time termination benefits	5	4	1
Loss on impairment of assets	65	—	65
Gain on disposal of assets, net	(1)	(1)	—
Loss on retirement of debt	5	4	1
Loss on disposal of assets in discontinued operations	10	—	10
Loss (income) from discontinued operations	5	7	(2)
Discrete tax items and other, net	(27)	(14)	(13)
Net income, as adjusted	$1,107	$587	$520

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$2.86	$1.61	$1.25
Add back (subtract):
Litigation matters	0.01	—	0.01
One-time termination benefits	0.01	0.01	—
Loss on impairment of assets	0.19	—	0.19
Gain on disposal of assets, net	—	—	—
Loss on retirement of debt	0.01	0.01	—
Loss on disposal of assets in discontinued operations	0.03		0.03
Loss (income) from discontinued operations	0.01	0.02	(0.01)
Discrete tax items and other, net	(0.08)	(0.04)	(0.04)
Diluted earnings per share, as adjusted	$3.04	$1.61	$1.43

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/13	12/31/13	09/30/13	09/30/13	06/30/13	06/30/13	03/31/13
Adjusted Net Income
Net income attributable to controlling interest, as reported	$1,407	$233	$1,174	$546	$628	$307	$321
Add back (subtract):
Litigation matters	78	11	67	19	48	—	48
One-time termination benefits	27	5	22	15	7	7	—
Loss on early lease termination	3	3	—	—	—	—	—
Loss on impairment of assets	64	27	37	—	37	37	—
Gain on disposal of assets, net	(22)	—	(22)	(22)	—	—	—
Loss on retirement of debt	2	—	2	—	2	1	1
Loss on financial instruments	19	—	19	—	19	19	—
Loss on impairment of assets in discontinued operations	14	—	14	14	—	—	—
Gain on disposal of assets in discontinued operations	(54)	(5)	(49)	(31)	(18)	(3)	(15)
Loss (income) from discontinued operations	32	(9)	41	9	32	15	17
Discrete tax items and other, net	(82)	(5)	(77)	(55)	(22)	11	(33)
Net income, as adjusted	$1,488	$260	$1,228	$495	$733	$394	$339

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$3.87	$0.64	$3.23	$1.50	$1.73	$0.84	$0.88
Add back (subtract):
Litigation matters	0.21	0.03	0.19	0.05	0.13	—	0.13
One-time termination benefits	0.07	0.01	0.06	0.04	0.02	0.02	—
Loss on early lease termination	0.01	0.01	—	—	—	—	—
Loss on impairment of assets	0.17	0.07	0.10	—	0.10	0.10	—
Gain on disposal of assets, net	(0.06)	—	(0.06)	(0.06)	—	—	—
Loss on retirement of debt	0.01	—	0.01	—	0.01	—	—
Loss on financial instruments	0.05	—	0.05	—	0.05	0.05	—
Loss on impairment of assets in discontinued operations	0.04	—	0.04	0.04	—	—	—
Gain on disposal of assets in discontinued operations	(0.15)	(0.01)	(0.14)	(0.09)	(0.05)	(0.01)	(0.04)
Loss (income) from discontinued operations	0.09	(0.03)	0.11	0.02	0.09	0.04	0.05
Discrete tax items and other, net	(0.22)	(0.01)	(0.21)	(0.14)	(0.06)	0.04	(0.09)
Diluted earnings per share, as adjusted	$4.09	$0.71	$3.38	$1.36	$2.02	$1.08	$0.93